Exhibit 10.3

Second Amendment to Employment Agreement

This Second Amendment to Employment Agreement (this “Amendment”) is entered into as of this 24 day of September 2026 and is effective as of September 24, 2026, by and between Avi Gabay, an individual residing in Petach Tikva, Israel (the “Executive”), and Oramed Ltd., a company incorporated under the laws of the State of Israel, with an address at Mamilla 20, Jerusalem, Israel 9414904 (the “Company”).

WHEREAS, the Company and the Executive entered into an employment agreement, dated as of June 6, 2024, as amended effective January 1, 2026 (the “Employment Agreement”); and

WHEREAS, Company and the Executive desire to amend the terms and conditions of the Employment Agreement to provide for a partial tax gross-up of the Executive’s company car benefit, following the approval of the Compensation Committee of the Board of Directors of Oramed Pharmaceuticals Inc. on September 24, 2026.

NOW, THEREFORE, the Company and the Executive agree as follows:

1. In Section 2.2 of the Employment Agreement – Company Vehicle, the following paragraph is hereby added at the end thereof:

Notwithstanding the foregoing, commencing on the date on which the Car is first made available to the Executive and until December 31, 2027, the Company shall gross up fifty percent (50%) of the income tax attributable to the value of the use of the Car (Shovi Shimush), such that the Executive shall bear only the remaining fifty percent (50%) of such tax. The gross-up amount shall be subject to applicable tax withholding and shall not be taken into account in calculating the Salary or any rights or benefits calculated by reference to the Salary.

2. Except for the changes and/or additions stated herein, all the other terms of the Employment Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Employment Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Employment Agreement shall be deemed to be the Employment Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Employment Agreement as of September 24, 2026.

Oramed Ltd.

/s/ Nadav Kidron
Nadav Kidron, CEO

/s/ Avi Gabay
Avi Gabay